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                                                                     Exhibit 23


                        CONSENT TO INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form 11-K pertaining to the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan and Trust of our report dated May 31, 2001, with respect to the financial statements and supplemental schedule of the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



/s/ Dodd Wing & Co., P.C.

Dodd Wing & Co., P.C.
Kirkland, Washington
June 20, 2001